Exhibit 99.1   NEWS RELEASE

For Immediate Release
Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Board of Directors Sets July 21 as Record Date for
Aftermarket Business Spin Off

Racine, WI, July 11, 2005 - Modine Manufacturing Company (NYSE: MOD), a diversified world leader in thermal management technology and solutions, announced today that its Board of Directors has set July 21, 2005 as the record date for the spin off of its Aftermarket business on a debt-free and tax-free basis to its shareholders and immediate merger of the spun off business into Transpro, Inc. (AMEX: TPR) to form a combined company to be named Proliance International, Inc.
Under terms of the transaction, Modine shareholders will retain their shares in Modine Manufacturing Company and also will receive approximately 0.24 shares of Proliance International common stock for every 1 share of Modine common stock held as of the close of business on July 21st, the record date for the spin off. Upon the completion of the merger, Modine shareholders will own approximately 52% of Proliance International’s common stock on a fully diluted basis, and Transpro’s pre-merger shareholders will own the other 48%.
The merger, which is not subject to Modine shareholder approval, is subject to approval by Transpro stockholders, who will vote on it at Transpro’s annual meeting scheduled for July 22, 2005, as well as the satisfaction of other customary closing conditions. Assuming receipt of Transpro stockholder approval and satisfaction of other closing conditions, the transaction is expected to be completed on July 22. The New York Stock Exchange has advised Modine that the ex-dividend date for Modine common stock is expected to be July 25, 2005, the first trading day after the closing date.
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About Modine Manufacturing Company
Modine, with record fiscal 2005 revenues and operating cash flow of $1.5 billion and $156 million, respectively, specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. The Company’s products are used in light, medium, and heavy-duty vehicles, HVAC equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine employs 9,400 people worldwide at 40 facilities. More information about Modine can be found at www.modine.com.

About Transpro
Transpro, Inc. is a leading manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications.

Cautionary Information Regarding Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger and OE transactions, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on Modine’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that Modine and Transpro may be unable to obtain required corporate and regulatory approvals or to satisfy other conditions for the proposed transaction; (2) problems that may arise in integrating the businesses of the two companies and that the integration may not be successful; (3) the proposed transaction may involve unexpected costs; (4) the combined company may be unable to achieve the anticipated cost-cutting synergies or those benefits may take longer to realize than expected; (5) the businesses of one or both companies may suffer as a result of uncertainties surrounding the proposed transaction including disruption of relationships with customers, employees or suppliers; (6) increased competition and its effect on pricing; and (7) other risks beyond the control of either party. Additional factors that could cause Modine’s results to differ materially from those described in the forward looking statements can be found in the Annual Report on Form 10-K of Modine, and in the Quarterly Reports on Form 10-Q of Modine and Modine’s other filings with the SEC. Modine assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Modine and Transpro have filed relevant materials with the SEC, including Transpro’s registration statement on Form S-4 (Registration No. 333-124527) that contains the proxy statement/prospectus-information statement dated June 21, 2005. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about Modine, Transpro and the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by Modine and/or Transpro with the SEC) free of charge at the SEC’s web site at www.sec.gov. In addition, the documents filed with the SEC by Transpro may be obtained free of charge from Transpro’s web site at www.transpro.com and the documents filed with the SEC by Modine may be obtained free of charge from Modine at www.modine.com. Investors and security holders are urged to read the proxy statement/prospectus-information statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction. The proxy statement/prospectus-information statement was mailed to stockholders of Transpro and Modine.

Modine, Transpro and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from security holders in favor of the proposed transaction. Information about the executive officers and directors of Modine and their ownership of Modine common stock is set forth in the proxy statement for Modine’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on June 15, 2005. Information about the executive officers and directors of Transpro and their ownership of Transpro common stock is set forth in the proxy statement/prospectus-information statement.